Exhibit 99.2

20/F, China Resources Building

8 Jianguomenbei Avenue

Beijing 100005, PRC

T: (86-10) 8519-1300

F: (86-10) 8519-1350

junhebj@junhe.com

Confidential

To: SUNGY MOBILE LIMITED

Floor 17, Tower A, China International Center

No. 33 Zhongshan 3rd Road

Yuexiu District, Guangzhou 510055

People’s Republic of China

October 22, 2013

Dear Sir or Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC”, which, for the purpose of this opinion only, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and are qualified to issue an opinion on PRC Law (as defined below).

We have acted as the PRC legal counsel to SUNGY MOBILE LIMITED (the “Company”), a company incorporated under the laws of the Cayman Islands in connection with (i) the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission, under the U.S. Securities Act of 1933, as amended, including the prospectus that forms a part of the Registration Statement on October 22, 2013, in relation to the offering (the “Offering”) by the Company of American depositary shares (the “ADSs”), each of which represents Class A ordinary shares of the Company with a par value of US$0.0001; and (ii) the Company’s listing and trading of the ADSs on the New York Stock Exchange.

This legal opinion (the “Opinion”) is furnished pursuant to the instructions of the Company regarding certain PRC legal matters, and is delivered to the Company solely for the purposes of the Offering.

I. DEFINITIONS

The following terms as used in this Opinion are defined as follows:

“Government Agencies”	means any competent government authorities, courts, arbitration commissions, or regulatory bodies of the PRC.

“Governmental Authorization”	means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Law to be obtained from any of the Government Agencies.

“Hengye Software”	means Guangzhou Hengye Software Technology Co., Ltd. ( ).

“Jiubang Technology”	means Jiubang Computer Technology (Guangzhou) Co., Ltd. ( ).

“Jiubang Digital”	means Guangzhou Jiubang Digital Technology Co., Ltd. ( ).

“M&A Rules”	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, and the State Administration of Foreign Exchange on August 8, 2006, which became effective on September 8, 2006 and were further amended on June 22, 2009.

“PRC Law”	means any and all law, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“PRC Group Companies”	means the PRC Wholly Owned Subsidiaries and Variable Interest Entities (as defined below) organized under the PRC Law (each a “PRC Group Company”, collectively “PRC Group Companies”).

“PRC Individuals”

means the following persons, each of which is a PRC resident,

Yuqiang Deng ( )

(PRC ID No.: 441900197603280018)

Xiangdong Zhang ( )

(PRC ID No.: 61032219770521291X)

Yingming Chang ( )

(PRC ID No.: 622425197409031610)

“PRC Wholly Owned Subsidiaries”	means the Company’s subsidiaries including Beijing XMedia Science and Technology Co., Ltd. ( ) and Jiubang Technology, each of which is a company incorporated under the PRC Law.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“Sanju Advertising”	means Guangzhou Sanju Advertising Media Co., Ltd. ( ).

“Zhiteng Computer”	means Guangzhou Zhiteng Computer Technology Co., Ltd. ( ).

“Variable Interest Entities”	means the Company’s variable interest entities including Hengye Software, Jiubang Digital, Sanju Advertising and Zhiteng Computer, each of which is a company incorporated under the PRC Law.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

II. ASSUMPTIONS

In rendering this Opinion we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by the Government Agencies and officers of the Company, the PRC Group Companies and other instruments (the “Documents”) as we have considered necessary, advisable or desirable for the purpose of rendering this Opinion. Where certain facts were not, or may not be possible to be independently established by us, we have relied upon certificates or statements or representations issued or made by the relevant Government Agencies and the appropriate representatives of the Company, and the PRC Group Companies with the proper powers and functions, and we will qualify our opinion as “to our best knowledge after due and reasonable inquiries,” without further independent investigation.

In giving this Opinion, we have made the following assumptions:

1.	each and all of the signatures, seals and chops on the Documents are genuine, and all the Documents submitted to us as originals are authentic, complete and accurate, and all the Documents submitted to us as copies conform to their originals;

2.	each and all of the Documents have been validly authorized, executed and delivered by all the relevant parties thereto;

3.	each and all of the Documents submitted to us still exist and remain in full force and effect up to the date of this Opinion and none of them has been varied, suspended or revoked by any other document, agreement or action of which we are aware after due inquiry; and

4.	each and all of factual representations, warranties and statements of the Company, the PRC Group Companies contained in the Documents are true, accurate and complete as of the date of this Opinion.

III. OPINION

This Opinion relates to the PRC Law as it exists and is interpreted as of the date hereof. We do not purport to be experts on or generally familiar with or qualified to express legal opinion based on the laws of any jurisdiction other than the PRC. Accordingly we express no opinion as to the laws of any other jurisdiction and none is to be implied.

Based on the foregoing and subject to the disclosures contained in the Prospectus and the qualifications set out below, so far as PRC Law are concerned, we are of the opinion that as of the date hereof:

1.	Corporate Structure. The description of the corporate structure of the PRC Group Companies and the Control Agreements (as defined below) set forth in “Corporate History and Structure” and “Related Party Transactions—Contractual Arrangements” sections of the Registration Statement are true and accurate in all material respects and nothing has been omitted from such description which would make the same misleading in any material respects. The corporate structure of the PRC Group Company as described in the Registration Statement complies, and immediately after the Offering, will comply with all applicable PRC Law, and does not violate, breach, contravene or circumvent or otherwise conflict with any applicable PRC Law. However, there are uncertainties regarding the interpretation and application of the PRC Law, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

2.

Contractual Agreements. Schedule A hereof sets forth a true, complete and correct list of all the current contractual arrangements and agreements which are amended and restated according to the original contractual arrangements and agreements (the “Control Agreements”) and constitute all of the contractual arrangements enabling the Company to exercise effective control over and consolidate the financial statements of each of the Variable Interest Entities. Each of the Control Agreements has been duly authorized, executed and delivered by the PRC Group Companies and/or PRC Individuals who are parties thereto, and all Government Authorizations required in respect of the Control Agreements to ensure the legality and enforceability in evidence of each of the Control

Agreements in the PRC have been duly obtained and is legal, valid and enforceable and each of such PRC Group Companies has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each of such PRC Group Companies or PRC Individuals has the power and capacity (corporate or otherwise) to enter into and to perform its obligations under such Control Agreements; each of the Control Agreements to which such PRC Group Company is a party constitutes a legal, valid and binding obligation of such PRC Group Companies, enforceable against such PRC Group Companies in accordance with its terms and does not violate any requirements of the PRC Law, save that, enforceability of such obligations is subject to, (a) all applicable bankruptcy, insolvency laws (including, without limitation, all laws relating to fraudulent transfers), affecting the enforcement of the creditors’ rights generally, and (b) the application of general principles under the Principles of Civil Law of the PRC and the Contract Law of the PRC including, without limitation to, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) the principles of voluntariness, fairness, materiality, fair dealing, honesty, good faith, social economic order and social public interest.. No further Governmental Authorizations are required under the PRC Law in connection with the Control Agreements or the performance of the terms thereof. To the best of our knowledge after due and reasonable inquiry, none of the PRC Group Companies or the PRC Individuals, as applicable, is in breach or default in the performance or observance of any of the terms or provisions of the Control Agreements to which it, she or he is a party. The execution, delivery and performance of each of the Control Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, do not and will not (a) result in any violation of the business license, articles of association or Government Authorizations of any of the PRC Group Companies; (b) result in any violation of, or penalty under, any PRC Law; or (c) to the best of our knowledge after due and reasonable inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract or instrument to which any of the PRC Group Companies or PRC Individuals is a party or by which any of them is bound or to which any of their properties or assets is subject. However, there are uncertainties regarding the interpretation and application of the PRC Law, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

3.	M&A Rules. As to the content of the M&A Rules, in particular the relevant provisions thereof that purport, among other things, to require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the China Securities Regulatory Commission (the “CSRC”) prior to publicly listing their securities on an overseas stock exchange.

Neither CSRC approval nor any other Governmental Authorization is required in the context of the Offering because, among other reasons, the Company does not constitute a special purpose vehicle as defined by the M&A Rules which is required to obtain approval from the CSRC for overseas listings. However, there are uncertainties regarding the interpretation and application of the PRC Law, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

4.	GAPP Notice. On September 28, 2009, the Generational Administration of Press and Publication (formerly known as the “GAPP” and now known as the General Administration of Press, Publication, Radio, Film and Television, or the “GAPPRFT”, after its reform in March, 2013) and other Government Agencies jointly issued Notice on Further Strengthening of the Administration of Pre-examination and Approval of Online Game and the Examination and Approval of Imported Online Game (the “GAPP Notice”), with an aim, among others, to strengthen the administration on foreign investment in online game operation in the PRC.

There is uncertainty with respect to the implementation of the relevant provisions of the GAPP Notice regarding foreign investment. However, GAPPRFT is not likely to take any action to directly affect the Company’s control over the Variable Interest Entities without the support of other Government Agencies including the Ministry of Culture (the “MOC”) pursuant to the GAPP Notice, because (1) in accordance with the relevant provisions of the Regulation on Main Functions, Internal Organization and Staffing of the GAPP issued by the General Office of the State Council on July 11, 2008, the GAPPRFT is authorized to approve the publication of online games before their launch on internet, while the MOC is authorized to administrate and regulate the overall online game industry; and (2) a circular on the interpretation of the Regulations on Three Provisions , which was issued by the office of the Central Organization Establishment Commission on September 7, 2009, provides that once an online game is launched on internet, it shall only be regulated by the MOC and if an online game is launched on internet without prior approval of the GAPPRFT, it is the MOC which shall direct relevant law-enforcement organizations to investigate the case and the GAPPRFT will not directly take actions against the game launched. However, there are uncertainties regarding the interpretation and application of the PRC Law, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

IV. QUALIFICATIONS

This Opinion is subject to the following qualifications:

1.	This Opinion is limited to the matters set forth herein and is subject to the effect of any future change, amendment, alteration or adoption of any PRC Law or judicial or regulatory interpretations.

2.	This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Prospectus. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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[Signature Page]

Yours faithfully,

/s/ JUN HE LAW OFFICES

JUN HE LAW OFFICES

Schedule A

List of Control Agreements

1.	Amended and Restated Master Exclusive Services Agreement ( ), dated August 21, 2013, among Jiubang Technology, Jiubang Digital and subsidiaries of Jiubang Digital;

2.	Business Cooperation Agreement ( ), dated August 21, 2013, among the Company, Jiubang Technology, Jiubang Digital, Sanju Advertising, Yuqiang Deng and Xiangdong Zhang;

3.	Amended and Restated Proxy Agreement and Power of Attorney ( ), dated August 21, 2013, among the Company, Jiubang Technology, Jiubang Digital, Sanju Advertising, Yuqiang Deng and Xiangdong Zhang;

4.	Amended and Restated Exclusive Option Agreement ( ), dated August 21, 2013, among the Company, Jiubang Technology, Jiubang Digital, Sanju Advertising, Yuqiang Deng and Xiangdong Zhang;

5.	Amended and Restated Equity Pledge Agreement ( ), dated August 21, 2013, among Jiubang Technology, Jiubang Digital, Sanju Advertising, Yuqiang Deng and Xiangdong Zhang;

6.	Amended and Restated Master Exclusive Services Agreement ( ), dated August 21, 2013, among Jiubang Technology and Hengye Software;

7.	Business Cooperation Agreement ( ), dated August 21, 2013, among the Company, Jiubang Technology, Hengye Software and PRC Individuals;

8.	Amended and Restated Proxy Agreement and Power of Attorney ( ), dated August 21, 2013, among the Company, Jiubang Technology, Hengye Software and PRC Individuals;

9.	Amended and Restated Exclusive Option Agreement ( ), dated August 21, 2013, among the Company, Jiubang Technology, Hengye Software and PRC Individuals;

10.	Amended and Restated Equity Pledge Agreement ( ), dated August 21, 2013, among Jiubang Technology, Hengye Software and PRC Individuals;

11.	Amended and Restated Master Exclusive Services Agreement ( ), dated August 21, 2013, among Jiubang Technology and Zhiteng Computer;

12.	Business Cooperation Agreement ( ), dated August 21, 2013, among the Company, Jiubang Technology, Zhiteng Computer, Yuqiang Deng and Xiangdong Zhang;

13.	Amended and Restated Proxy Agreement and Power of Attorney ( ), dated August 21, 2013, among the Company, Jiubang Technology, Zhiteng Computer, Yuqiang Deng and Xiangdong Zhang;

14.	Amended and Restated Exclusive Option Agreement ( ), dated August 21, 2013, among the Company, Jiubang Technology, Zhiteng Computer, Yuqiang Deng and Xiangdong Zhang;

15.	Amended and Restated Equity Pledge Agreement ( ), dated August 21, 2013, among Jiubang Technology, Zhiteng Computer, Yuqiang Deng and Xiangdong Zhang;

16.	Amended and Restated Master Exclusive Services Agreement ( ), dated August 21, 2013, among Jiubang Technology and Sanju Advertising;

17.	Business Cooperation Agreement ( ), dated August 21, 2013, among the Company, Jiubang Technology, Sanju Advertising and PRC Individuals;

18.	Amended and Restated Proxy Agreement and Power of Attorney ( ), dated August 21, 2013, among the Company, Jiubang Technology, Sanju Advertising and PRC Individuals;

19.	Amended and Restated Exclusive Option Agreement ( ), dated August 21, 2013, among the Company, Jiubang Technology, Sanju Advertising and PRC Individuals;

20.	Amended and Restated Equity Pledge Agreement ( ), dated August 21, 2013, among Jiubang Technology, Sanju Advertising and PRC Individuals; and

21.	Supplementary Agreement to Certain Documents in Relation to Variable Interest Entities dated October 22, 2013, among Sungy Mobile Limited, its variable interest entities and other parties named therein.